EXHIBIT 4.7



CONFIDENTIAL: FOR SETTLEMENT
PURPOSES ONLY

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


     THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the "Agreement") is entered into by and among International Utility Structures Inc., a corporation incorporated under the laws of the Province of Alberta, Canada, and International Utility Structures (Luxembourg) S.A., a limited liability company incorporated under the laws of Luxembourg (collectively "IUSI"), and Metaltec Holding Corp., a Delaware corporation, Goldner, Hawn, Johnson & Morrison Incorporated, and Union Metal Corporation, a Delaware corporation (collectively "Metaltec"), as of the last date of execution hereof.


     WHEREAS, IUSI filed suit against Metaltec Holding Corp. in the Common Pleas Court of Stark County, Ohio, Case No. 2001CV02175; and Metaltec Holding Corp. filed suit against IUSI in the Common Pleas Court of Stark County, Ohio, Case No. 2001CV02545, which cases were consolidated (collectively the "Litigation"); and


     WHEREAS, IUSI and Metaltec deny liability to the other; and


     WHEREAS, the parties have reached an agreement which fully compromises, settles and resolves the Litigation and various matters between them, except as otherwise provided in this Agreement; and


     WHEREAS, the parties wish to reduce the terms of their agreement to a formal written Settlement Agreement and Mutual Release.


     IN CONSIDERATION OF THE FOREGOING, and intended to be legally bound, the parties agree as follows:


     1.   The following definitions shall apply to this Agreement:


          A. The "Assumption Agreement" shall mean the Assumption and Indemnity Agreement entered into between IUSI and Union Metal Corporation on or about August 8, 2000.


          B. The "General Escrow Agreement" shall mean the General Escrow Agreement entered into between IUSI, Metaltec and the Escrow Agent on or about August 8, 2000.


          C. The "General Escrow Account" shall mean the escrow account established pursuant to the General Escrow Agreement (Escrow Account No. 33-384040).

          D. The "Environmental Escrow Agreement" shall mean the Environmental Escrow Agreement entered into between IUSI, Metaltec and the Escrow Agent on or about August 8, 2000.


          E. The "Environmental Escrow Account" shall mean the escrow account established pursuant to the Environmental Escrow Agreement (Escrow Account No. 33-984030).

          F. The "Escrow Agent" shall mean U.S. Bank Trust National Association, a national banking association, who has been designated as the escrow agent under the General Escrow Agreement and the Environmental Escrow Agreement.

          G. The "Environmental Remediation Agreement" shall mean the Environmental Remediation Agreement entered into between IUSI and Metaltec on or about August 8, 2000.

          H. The "Non-Competition Agreement" shall mean the Non-Competition and Shaft Supply Agreement entered into between Metaltec Holding Corp., IUSI and the Corporations, as that term is defined in said agreement, on or about August 8, 2000.

          I. The "SPA" shall mean the Share Purchase Agreement entered into between IUSI and Metaltec on July 14, 2000.

      2. Within three (3) business days of the complete execution of this Agreement, IUSI and Metaltec, by and through their respective counsel of record, shall execute and file an appropriate stipulation, in the form attached hereto as Exhibit "A", to dismiss the Litigation with prejudice.

      3. In consideration of the mutual covenants set forth herein, IUSI and Metaltec agree that the Escrow Agent shall be instructed to immediately disburse the following sums of money from the General Escrow Account in the following manner:

          A. A disbursement of a total of Four Million Dollars ($4,000,000) to Metaltec in accordance with Metaltec's wire transfer instructions;

          B. A separate disbursement of Five Hundred Thousand Dollars ($500,000) from the General Escrow Account into the Environmental Escrow Account (the "Additional Escrow Funds"), with such monies to be treated as an addition to and part of the Assets, as that term is defined in the Environmental Escrow Agreement, and to be held and disbursed in accordance with the terms and conditions of the Environmental Escrow Agreement; and,

          C. After the payment of the disbursements set forth in subparagraphs A-B above and payment to the Escrow Agent of all unpaid fees, costs and expenses due it, all remaining monies in the General Escrow Account shall be disbursed to International Utility Structures Inc. in accordance with IUSI's wire transfer instructions.

          The parties agree to issue a joint letter to the Escrow Agent directing that the foregoing disbursements occur immediately from the General Escrow Account and further providing instructions with respect to the Escrow Agent's receipt, holding and disbursement of the Additional Escrow Funds for the Environmental Escrow Account. The form and content of the letter to be sent to the Escrow Agent shall be identical to the document attached hereto as Exhibit "B".

          Upon completion of the foregoing disbursements by the Escrow Agent, the parties agree that the General Escrow Agreement and all obligations, covenants and responsibilities owed thereunder shall be deemed immediately canceled and terminated.

          4. In further consideration of the mutual covenants set forth herein, the parties hereby agree and acknowledge that the Non-Competition Agreement is hereby modified and amended to change the period of non-competition set forth in paragraphs 2.1(a) and 2.2(a) from five (5) years from the date of the execution of said agreement to a period of four (4) years from the date of the execution of said agreement. Except as specifically amended by this Agreement, the terms and conditions of the Non-Competition Agreement shall remain in full force and effect and shall be binding on the parties to said agreement.

          5. Except as provided in paragraph 6 of this Agreement, IUSI and Metaltec absolutely and unconditionally release and forever discharge each other from any and all actions, claims, rights, demands, obligations, covenants, damages, costs, attorneys' fees, expenses, causes of action and suits at law or equity which (a) either party ever had or now has, from the beginning of the world to the date of this Agreement, by reason of any transaction, occurrence, agreement, relationship, action or failure to act of any kind whatsoever, including all factual allegations raised, or which could have been raised, in the Litigation or (b) either party may hereafter have under the SPA, including but not limited to, claims for indemnification (collectively the "Released Obligations").

          6. IUSI and Metaltec expressly agree that this Agreement does not modify and the Released Obligations shall not include or modify any duties, rights, covenants or other obligations of any kind whatsoever owed by any party under the Assumption Agreement, the Environmental Escrow Agreement, as amended hereby, the Environmental Remediation Agreement or the Non-Competition Agreement, as amended hereby. Furthermore, IUSI and Metaltec agree that this Agreement does not modify and the Released Obligations shall not include any duties, rights, covenants or other obligations of any kind whatsoever owned by any party under: (a) Sections 4.1(s)(i) through (v) of the SPA; (b) Section 9.1 of the SPA as it specifically relates to Sections 4.1(s)(i) through (v) of the SPA; and/or (c) Section 7.1 of the SPA.

     7. IUSI and Metaltec expressly acknowledge and agree that their respective successors, assigns, parent entities, subsidiaries, affiliates, officers, shareholders, directors, agents, employees, partners, members and attorneys are included as persons/entities who are to be considered released from the Released Obligations under this Agreement and agree to be bound by all of the terms of this Agreement including, but not limited to, those set forth in paragraph 4 of this Agreement. IUSI and Metaltec further represent and warrant that they possess all necessary corporate power, authority and capacity to enter into this Agreement on behalf of themselves and each of the entities set forth above in this paragraph 7.

     8. The parties agree and acknowledge that the acceptance of the consideration herein and the parties' execution of this Agreement is in settlement and compromise of disputed claims and that by agreeing to such consideration, the parties do not admit liability one to the other.

     9. This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and communications between the parties, whether oral or written, relating to the subject matter hereof. Each party acknowledges and represents that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto.

     10. Each party to the Agreement shall be responsible for and pay all of their own attorneys' fees, costs and expenses.

     11. This failure of any party in this Agreement at any time to enforce any provisions of this Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, nor in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Agreement.

     12. Should any provision of this Agreement be held or found to be invalid or unenforceable, then all other provisions shall nevertheless continue in full force and effect.

     13. All matters affecting the interpretation of the Agreement and the rights of the parties hereto shall be governed in accordance with the laws of the State of Ohio.

     14. The parties acknowledge that they have been represented by counsel of their choice in all matters connected with the negotiation and preparation of this Agreement, that they have reviewed this Agreement with their counsel and that they fully understand the terms of this Agreement and the consequences thereof.

     15. This Agreement may be executed in counterparts with detachable signature pages and shall constitute one agreement binding upon all parties hereto as if all parties signed the same document. Signatures on this Agreement transmitted by facsimile shall be deemed to be original signatures for all purposes of this Agreement.

INTERNATIONAL UTILITY STRUCTURES (LUXEMBOURG) S.A.




By
   ----------------------------------------------

Its
    ---------------------------------------------

Date
     --------------------------------------------




METALTEC HOLDING CORP.




By  /s/ William Varner Jr.
   ----------------------------------------------

Its President
    ---------------------------------------------

Date 5/23/2002
     --------------------------------------------

INTERNATIONAL UTILITY STRUCTURES INC.




By  /s/ Robert G.J. Jack
   ----------------------------------------------

Its PRESIDENT & CEO
    ---------------------------------------------

Date May 23, 2002
     --------------------------------------------




INTERNATIONAL UTILITY STRUCTURES (LUXEMBOURG) S.A.




By  /s/ Robert G.J. Jack
   ----------------------------------------------

Its DIRECTOR AND MANAGER
    ---------------------------------------------

Date May 23, 2002
     --------------------------------------------




METALTEC HOLDING CORP.




By
   ----------------------------------------------

Its
    ---------------------------------------------

Date
     --------------------------------------------

                          IN THE COURT OF COMMON PLEAS
                               STARK COUNTY, OHIO

International Utility Structures, Inc., et al.,   |    Case No. 2001 CV 02175 &
                                                  |         2001 CV 02545
                       Plaintiffs,                |
                                                  |
             v.                                   |
                                                  |    JUDGE SINCLAIR
                                                  |
Metaltec Holding Corp.,                           |    STIPULATION OF DISMISSAL
                                                  |
                       Defendant,                 |


     Pursuant to Rule 41(A) of the Ohio Rules of Civil Procedure, International Utility Structures Inc. and International Utility Structures (Luxembourg) S.A. hereby dismisses all claims they asserted in Case No. 2001 CV 02175 and any and all counterclaims which they asserted in Case No. 2001 CV 02545, with prejudice. In accordance with Rule 41(A) of the Ohio Rules of Civil Procedure, Metaltec Holding Corp. hereby dismisses all claims asserted by it in Case No. 2001 CV 02545 and any and all counterclaims which it asserted in Case No. 2001 CV 02175, with prejudice. Each party will pay its own respective Court record costs.

Respectfully submitted,


/s/ James L. Rogers                        /s/ John L. Lennen
------------------------------             ----------------------------------
James L. Rogers                            Timothy P. Ryan (Pa. ID. #42154)
Eastman & Smith Ltd.                       John L. Lennen (Pa. ID. #44615)
One Seagate, 24th Floor                    Paul D. Steinman (Pa. ID. #49730)
P.O. Box 10032                             Eckert Seamans Cherin & Mellott, LLC
Toledo, OH 43699-0032                      600 Grant Street, 44th Floor
Telephone: (419) 247-1758                  Pittsburgh, Pennsylvania 15219
Facsimile: (419) 247-1777                  Telephone: (412) 566-6000
e-mail: jlrogers@eastsmith.com             Facsimile: (412) 566-6099
Counsel for International Utility          e-mail: tpr@escm.com
Structures Inc.                            Counsel for Metaltec Holding Corp.



                                                             [STAMP "EXHIBIT A"]

                          JOINT NOTICE TO ESCROW AGENT

                                  May 23, 2002

Via Facsimile (651) 244-0712
and Federal Express

Mr. Thomas Gronlund EP-MN-T2CT
U.S. Bank Trust National Association
Corporate Trust Services
180 E. 5th Street
St. Paul, MN 55101

Dear Mr. Gronlund:

Reference is made to (i) that certain General Escrow Agreement ("General
Escrow Agreement") dated August 8, 2000 among International Utility Structures Inc., International Utility Structures (Luxembourg) S.A. (collectively "IUSI"), Metaltec Holding Corp. ("Metaltec"), and U.S. Bank Trust National Association ("Escrow Agent") and (ii) that certain Environmental Escrow Agreement dated August 8, 2000 among IUSI, Metaltec, and the Escrow Agent ("Environmental Escrow Agreement").

IUSI and Metaltec hereby agree as follows:

(a) Escrow Agent is hereby instructed pursuant to Schedule II of the General Escrow Agreement to disburse Three Million Dollars $3,000,000.00 from the General Escrow Account to Metaltec in accordance with Metaltec's wire transfer instructions, a copy of which are attached hereto as Exhibit "A;"

(b) Escrow Agent is hereby instructed pursuant to Schedule II of the General Escrow Agreement to disburse One Million Dollars $1,000,000.00 from the General Escrow Account to Metaltec's attorneys, Eckert Seamans Cherin & Mellott, LLC in accordance with Eckert Seamans Cherin & Mellott, LLC's wire transfer instructions, a copy of which are attached hereto as Exhibit "B;"

(c) Escrow Agent is hereby instructed to disburse Five Hundred Thousand Dollars $500,000.00 from the General Escrow Account to the Environmental Escrow Account, with such monies thereafter to be treated as an addition to and part of the Assets, as that term is defined in the Environmental Escrow Agreement, and to be held and disbursed in accordance with the terms and conditions of the Environmental Escrow Agreement;

(d) After making the disbursements set forth in subparagraphs (a)-(c) above, Escrow Agent is instructed to disburse all remaining monies in the General Escrow Account, less Escrow Agent's unpaid fees, costs and expenses, to IUSI, in


                                                             [STAMP "EXHIBIT B"]
      accordance with IUSI's wire transfer instructions, a copy of which are attached hereto as Exhibit "C;"

(e) Upon completion of the foregoing disbursements, the General Escrow Agreement and all obligations, covenants and responsibilities owed thereunder shall be deemed immediately canceled and terminated.

(f) Upon completion of the foregoing disbursements, the Environmental Escrow Agreement and Environmental Escrow Account will continue in full force and effect until terminated pursuant to the terms of the Environmental
      Escrow Agreement.

Please contact counsel for Metaltec, Timothy P. Ryan, Esq. (412) 566-5990 and counsel for IUSI, James L. Rogers, Esq. (419) 247-1758 with any questions you may have regarding these instructions.

                                     INTERNATIONAL UTILITY STRUCTURES INC.


                                     /s/ Robert G.J. Jack    May 23, 2002
                                     ------------------------------------
                                     By: ROBERT G.J. JACK
                                         --------------------------------
                                     Title: PRESIDENT & CEO
                                           ------------------------------


                                     INTERNATIONAL UTILITY
                                     STRUCTURES (LUXEMBOURG) S.A.


                                     /s/ Robert G.J. Jack    May 23, 2002
                                     ------------------------------------
                                     By: ROBERT G.J. JACK
                                         --------------------------------
                                     Title: DIRECTOR AND MANAGER
                                           ------------------------------


                                     METALTEC HOLDING CORP.



                                     ------------------------------------
                                     By:
                                        ---------------------------------
                                     Title:
                                           ------------------------------

(d) After making the disbursements set forth in subparagraphs (a) - (c) above, Escrow Agent is instructed to disburse all remaining monies in the General Escrow Account, less Escrow Agent's unpaid fees, costs and expenses, to IUSI, in accordance with IUSI's wire transfer instructions, a copy of which are attached hereto as Exhibit "C";

(e) Upon completion of the foregoing disbursements, the General Escrow Agreement and all obligations, covenants and responsibilities owed thereunder shall be deemed immediately canceled and terminated.

(f) Upon completion of the foregoing disbursements, the Environmental Escrow Agreement and Environmental Escrow Account will continue in full force and effect until terminated pursuant to the terms of the Environmental Escrow Agreement.

Please contact counsel for Metaltec, Timothy P. Ryan, Esq. (412) 566-5990 and counsel for IUSI, James L. Rogers, Esq. (419) 247-1758 with any questions you may have regarding these instructions.




                              INTERNATIONAL UTILITY STRUCTURES INC.




                              -------------------------------------------------

                              By:
                                  ---------------------------------------------

                              Title:
                                     ------------------------------------------




                              INTERNATIONAL UTILITY STRUCTURES (LUXEMBOURG) S.A.




                              -------------------------------------------------

                              By:
                                  ---------------------------------------------

                              Title:
                                     ------------------------------------------






                              METALTEC HOLDING CORP.



                               /s/ Van Zandt Hawn
                              -------------------------------------------------

                              By:  Van Zandt Hawn
                                  ---------------------------------------------

                              Title: Chairman of the Board
                                     ------------------------------------------

                                  Exhibit "A"




Wire transfer instructions for funds being transferred in the amount of Three Million Dollars ($3,000,000.00) to Metaltec:


Key Bank
Cleveland, Ohio

Account Holder: Union Metal Corp.
ABA #: 041001039
Account #: 428184024

                                  Exhibit "B"




Wire transfer instructions for funds being transferred in the amount of One Million Dollars ($1,000,000.00) to Eckert Seamans Cherin & Mellott, LLC


Mellon Bank
Private Banking Division
Pittsburgh, PA 15259

For the Account of Eckert Seamans Cherin & Mellott, LLC
ABA #: 043000261
Account #: 162-8334

                                  Exhibit "C"




Wire transfer instructions for funds being transferred to IUSI:


TD Canada Trust
340-5 Avenue SW
Calgary, AB T2P 2P6
Transit #: 80609

Beneficiary: International Utility Structures Inc.
Account #: 7314815

                          JOINT NOTICE TO ESCROW AGENT

                                  May 23, 2002

Via Facsimile (651) 244-0712
and Federal Express

Mr. Thomas Gronlund EP-MN-T2CT
U.S. Bank Trust National Association
Corporate Trust Services
180 E. 5th Street
St. Paul, MN 55101

Dear Mr. Gronlund:

Reference is made to (i) that certain General Escrow Agreement ("General
Escrow Agreement") dated August 8, 2000 among International Utility Structures Inc., International Utility Structures (Luxembourg) S.A. (collectively "IUSI"), Metaltec Holding Corp. ("Metaltec"), and U.S. Bank Trust National Association ("Escrow Agent") and (ii) that certain Environmental Escrow Agreement dated August 8, 2000 among IUSI, Metaltec, and the Escrow Agent ("Environmental Escrow Agreement").

IUSI and Metaltec hereby agree as follows:

(a) Escrow Agent is hereby instructed pursuant to Schedule II of the General Escrow Agreement to disburse Three Million Dollars $3,000,000.00 from the General Escrow Account to Metaltec in accordance with Metaltec's wire transfer instructions, a copy of which are attached hereto as Exhibit "A;"

(b) Escrow Agent is hereby instructed pursuant to Schedule II of the General Escrow Agreement to disburse One Million Dollars $1,000,000.00 from the General Escrow Account to Metaltec's attorneys, Eckert Seamans Cherin & Mellott, LLC in accordance with Eckert Seamans Cherin & Mellott, LLC's wire transfer instructions, a copy of which are attached hereto as Exhibit "B;"

(c) Escrow Agent is hereby instructed to disburse Five Hundred Thousand Dollars $500,000.00 from the General Escrow Account to the Environmental Escrow Account, with such monies thereafter to be treated as an addition to and part of the Assets, as that term is defined in the Environmental Escrow Agreement, and to be held and disbursed in accordance with the terms and conditions of the Environmental Escrow Agreement;

(d) After making the disbursements set forth in subparagraphs (a)-(c) above, Escrow Agent is instructed to disburse all remaining monies in the General Escrow Account, less Escrow Agent's unpaid fees, costs and expenses, to IUSI, in accordance with IUSI's wire transfer instructions, a copy of which are attached hereto as Exhibit "C";

(e) Upon completion of the foregoing disbursements, the General Escrow Agreement and all obligations, covenants and responsibilities owed thereunder shall be deemed immediately canceled and terminated.

(f) Upon completion of the foregoing disbursements, the Environmental Escrow Agreement and Environmental Escrow Account will continue in full force and effect until terminated pursuant to the terms of the Environmental
      Escrow Agreement.

Please contact counsel for Metaltec, Timothy P. Ryan, Esq. (412) 566-5990 and counsel for IUSI, James L. Rogers, Esq. (419) 247-1758 with any questions you may have regarding these instructions.




                              INTERNATIONAL UTILITY STRUCTURES INC.


                              /s/ Robert G.J. Jack                  May 23, 2002
                              --------------------------------------------------

                              By: ROBERT G.J. JACK
                                  ----------------------------------------------

                              Title: PRESIDENT & CEO
                                     -------------------------------------------




                              INTERNATIONAL UTILITY STRUCTURES (LUXEMBOURG) S.A.


                              /s/ Robert G.J. Jack                  May 23, 2002
                              --------------------------------------------------

                              By: ROBERT G.J. JACK
                                  ----------------------------------------------

                              Title: DIRECTOR AND MANAGER
                                     -------------------------------------------




                              METALTEC HOLDING CORP.



                              --------------------------------------------------

                              By:
                                  ----------------------------------------------

                              Title:
                                     -------------------------------------------

(d) After making the disbursements set forth in subparagraphs (a) - (c) above, Escrow Agent is instructed to disburse all remaining monies in the General Escrow Account, less Escrow Agent's unpaid fees, costs and expenses, to IUSI, in accordance with IUSI's wire transfer instructions, a copy of which are attached hereto as Exhibit "C;"

(e) Upon completion of the foregoing disbursements, the General Escrow Agreement and all obligations, covenants and responsibilities owed thereunder shall be deemed immediately canceled and terminated.

(f) Upon completion of the foregoing disbursements, the Environmental Escrow Agreement and Environmental Escrow Account will continue in full force and effect until terminated pursuant to the terms of the Environmental Escrow Agreement.

Please contact counsel for Metaltec, Timothy P. Ryan, Esq. (412) 566-5990 and counsel for IUSI, James L. Rogers, Esq. (419) 247-1758 with any questions you may have regarding these instructions.




                              INTERNATIONAL UTILITY STRUCTURES INC.




                              -------------------------------------------------

                              By:
                                  ---------------------------------------------

                              Title:
                                     ------------------------------------------




                              INTERNATIONAL UTILITY STRUCTURES (LUXEMBOURG) S.A.




                              -------------------------------------------------

                              By:
                                  ---------------------------------------------

                              Title:
                                     ------------------------------------------






                              METALTEC HOLDING CORP.



                               /s/ Van Zandt Hawn
                              -------------------------------------------------

                              By:  Van Zandt Hawn
                                  ---------------------------------------------

                              Title: Chairman of the Board
                                     ------------------------------------------

                                  Exhibit "A"




Wire transfer instructions for funds being transferred in the amount of Three Million Dollars ($3,000,000.00) to Metaltec:


Key Bank
Cleveland, Ohio

Account Holder: Union Metal Corp.
ABA #: 041001039
Account #: 428184024

                                  Exhibit "B"




Wire transfer instructions for funds being transferred in the amount of One Million Dollars ($1,000,000.00) to Eckert Seamans Cherin & Mellott, LLC


Mellon Bank
Private Banking Division
Pittsburgh, PA 15259

For the Account of Eckert Seamans Cherin & Mellott, LLC
ABA #: 043000261
Account #: 162-8334

                                  Exhibit "C"




Wire transfer instructions for funds being transferred to IUSI:


TD Canada Trust
340-5 Avenue SW
Calgary, AB T2P 2P6
Transit #: 80609

Beneficiary: International Utility Structures Inc.
Account #: 7314815